UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

UNITED BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-16540	34-1405357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 South 4th Street, Martins Ferry, Ohio	43935-0010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 633-0445

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The new law makes broad and complex changes to the U.S. tax code and it will take time to fully evaluate the impact on the Company of these changes.

The Company currently estimates that the Tax Act will result in an approximately $216,000 charge against net income primarily due to the write down of its deferred tax assets as a result of the Tax Act’s reduction in the base corporate tax rate from 35% to 21%. The actual amount of this adjustment may vary and will be calculated based on year-end tax balances and valuation assessments of the tax assets.

The impacts of the Tax Act in the fourth quarter will minimally reduce our regulatory capital and our capital ratios, although our capital ratios are expected to remain well above all minimum regulatory capital requirements, and the reduction in the U.S. corporate tax rate is expected to increase our future capacity to generate capital.

While the Tax Act will negatively impact earnings for the fourth quarter of 2017, the lower corporate rate is expected to be a significant ongoing benefit to the Company.

The Company will continue to analyze the Tax Act to determine the full effects of the new law, including the new lower corporate tax rate, on its financial condition and results of operations. The Company intends to announce financial results for the quarter and year ended December 31, 2017, on or around January 25th, 2018.

Cautionary Note Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which are based on currently available information, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•	adjustments arising in the normal course of completing our fourth quarter and year-end financial closing process, including calculations of year-end tax balances and valuation assessments of the tax assets;

•	our more comprehensive interpretation of the Tax Act, changes in interpretations and assumptions we have made and actions we may take as a result of the Tax Act;

•	implementation of and guidance from the Internal Revenue Service, the Financial Accounting Standards Board or others regarding the Tax Act, and any future changes or amendments to that legislation;

•	changes to factors, other than the federal corporate tax rate, that could affect our tax provision and related effective tax rate, including, among other things, our geographic mix of income, further changes in tax laws and regulation and unfavorable tax audits and other unanticipated tax items; and

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2018	UNITED BANCORP, INC.

/s/ Scott A. Everson
Scott A. Everson, Chief Executive Officer